UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective September 15, 2014, Mr. Robert F. Apple was promoted to the position of Executive Vice President and Chief Operating Officer of Antares Pharma, Inc. Mr. Apple joined the Company in February 2006 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President, Chief Financial Officer and President of the Parenteral Products Group in 2008. Prior to joining the Company, Mr. Apple served as Chief Operating and Financial Officer at InKine Pharmaceutical Company, Inc. from 2003 to 2005, and Chief Financial Officer from 1997 to 2002. In his role as Chief Operating Officer, Mr. Apple will be responsible for all aspects of operations at Antares Pharma including sales, marketing, manufacturing and product development. In connection with his promotion, Mr. Apple will receive a 10% increase to his current base salary.

Item 7.01	Regulation FD Disclosure.

On September 15, 2014, Antares Pharma, Inc. issued a press release announcing that Robert F. Apple has been promoted to Chief Operating Officer effective immediately. The Company also announced that a retained search has begun to fill the position of Chief Financial Officer. Until the position is filled, Mr. Apple will continue to serve as the Company’s Chief Financial Officer as he has since he joined Antares Pharma in 2006.

The full text of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 15, 2014, issued by Antares Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	September 15, 2014	By:	/s/ Jennifer Evans Stacey
		Name:	Jennifer Evans Stacey
		Title:	Senior Vice President, General Counsel, Human Resources & Secretary

EXHIBIT INDEX

Exhibit

Exhibit No.	Description

99.1	Press Release, dated September 15, 2014, issued by Antares Pharma, Inc.